Exhibit 10.1

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE ACT OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE OBLIGOR TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

RIPTIDE WORLDWIDE, INC.

CONVERTIBLE SUBORDINATED NOTE

US $1,565,000.00	November 21, 2008

Riptide Worldwide, Inc., a Nevada corporation, with its registered office at 200 E. Palm Valley Drive, 2nd Floor, Oviedo, FL 32765 (the “Obligor”, which term, as used herein, shall include any successor thereto), for value received, hereby executes and delivers this Convertible Subordinated Note (this “Note”) in favor of Matrix Holdings, LLC (the “Holder”), and hereby promises to pay to Holder, its designees or successors and permitted assigns, the principal sum of US $1,565,000.00 (the “Principal Amount”). This Note is issued in connection with the fund raising efforts by the Holder for the benefit of the Obligor. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 10.

1.                                     Maturity Date.

The then Principal Balance, together with any accrued but unpaid interest thereon (“Accrued Interest”) (subject to any reductions per Section 8), shall become due and payable on November 21, 2013 (the “Maturity Date”).

2.                                     Payment Schedule

(a)                                 Principal Payments. Principal payments in the amount of $300,000.00 shall be made by the Obligor to the Holder on the first anniversary and each anniversary date for the following four years of the Issue Date, with the remaining principal payment in the amount of $365,000 being made by the Obligor to the Holder on the fifth anniversary of the Issue Date. Each such principal payment shall, upon payment as provided in this paragraph, be subtracted from the Principal Amount to arrive at the then outstanding principal balance hereunder (the “Principal Balance”).

(b)                                Interest Payments. Beginning on the Issue Date, this Note shall accrue interest on the unpaid outstanding principal balance hereof at a rate equal to the Prime Rate. Interest payments shall be paid by the Obligor to the Holder in the form of Common Stock on each of the first, second, third, fourth and fifth anniversary of the Issue Date. For the purpose of calculating the number of shares of Common Stock due to the Holder at each interest payment date, the Accrued Interest shall be divided by the Note Conversion Price. Notwithstanding any provision of this Note to the contrary, interest will accrue and be payable under and pursuant to this Note until all indebtedness under this Note (including, but not limited to, all unpaid principal and all accrued but unpaid interest) is paid in full, unless Holder shall have otherwise converted this Note in accordance with the terms set forth in Section 8 hereof. In the event that any indebtedness under this Note (including, but not limited to, all unpaid principal and all accrued but unpaid interest) remains unpaid after the Maturity Date or Default Date, then Obligor shall be in default under this Note and such indebtedness shall bear interest at the rate of the Prime Rate plus four percent (4%) per annum (the “Default Rate”) until such indebtedness is paid in full.

3.                                     Acceleration.

Notwithstanding any provision hereof to the contrary, the obligations of Obligor hereunder shall forthwith mature and immediately accelerate and shall be immediately due and payable on the Default Date (as hereinafter defined) in the event that any of the following occurs (each, a “Default Event”): (i) the business of Obligor is discontinued, sold, liquidated or otherwise disposed of, including by merger, consolidation, sale of all or substantially all of the assets, liquidation or dissolution;  (ii) Obligor’s (A) admission in writing of its inability to pay its obligations as they become due, (B) assignment for the benefit of its creditors, or (C) application for, consent to or acquiescence in, the appointment of a trustee, receiver or other custodian for Obligor, the property of Obligor or any part thereof or, in the absence of any application, consent or acquiescence, the appointment of a trustee, receiver or other custodian for Obligor or a substantial part of the property of Obligor, which appointment is not discharged within sixty (60) days;  (iii) commencement of any case under Title 11 of the United States Code or any other bankruptcy, reorganization, receivership, custodianship or similar proceeding under any state or federal law by or against Obligor and, with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed within ninety (90) days of the filing thereof;  (iv) Obligor defaults in the full, prompt and complete performance of all terms, conditions, covenants and obligations contained in this Note (including Obligor’s failure to pay any amounts under this Note when due), or instrument executed and delivered by Obligor to Holder in connection with this Note; or  (v) commencement of any litigation or proceeding before any court, government or governmental agency, body or instrumentality (federal, state, local or foreign) against or affecting Obligor, and such litigation or proceeding substantially impairs the ability of Obligor to perform its obligations under this Note. The date on which any Default Event occurs is referred to herein as the “Default Date.”  No remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity.

4.                                     Prepayments.

The Principal Amount or Principal Balance, as applicable, of this Note may be prepaid by Obligor at any time.

5.                                     Method of Payment.

Obligor shall pay the Principal Amount and any other amounts payable in cash hereunder (including, at Holder’s option, any amounts payable under the Default Rate) in cash by wire transfer of immediately available funds to an account designated by Holder or, if no account has been designated, by certified check delivered to Holder at such place as Holder shall designate to Obligor in writing.

6.                                     Presentment Waived.

Obligor hereby expressly waives presentment for payment, demand, notice of dishonor, protest, notice of protest, notice of default, notice of demand, notice of nonpayment, notice of intent to accelerate and any other notice required to be given under the law to Obligor in connection with the delivery, acceptance, performance default or enforcement of this Note. In any action on this Note, Holder need not produce or file the original of this Note but only need produce or file a photocopy of this Note certified by the Holder to be a true and correct copy of this Note. Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder’s right to receive payment in full at such time or at any prior or subsequent time.

7.                                     Order of Priority.

Prior to the Maturity Date, except for the obligations of Obligor upon any payment or conversion of the Principal Amount or Principal Balance, as applicable, in accordance with the terms of this Note, all indebtedness evidenced by this Note shall be:

(a)                                 With respect to all money and property of Obligor (the “Property”), subordinated to (i) all other existing secured indebtedness of Obligor to financial institutions (and specifically excluding trade debt, inter-company debt or debt owing to affiliates), and (ii) to the extent consented to by the Holder in writing, indebtedness incurred after the Issue Date but prior to the Maturity Date (the “Senior Indebtedness”);

(b)                                Not subject to any right of set-off; and

(c)                                 Except upon the Maturity Date or the Default Date, Holder shall not claim, request, demand, sue for, take or receive (whether by way of set-off or in any other manner and whether from Obligor or any other person) any Property which is subject to any Senior Indebtedness.

8.                                     Conversion Rights.

For the purpose of this Section 8, the following definitions apply,

“Next Financing” is the next transaction (or series of related transactions) after the date of this Note in which the Obligor issues and sells shares of its capital stock in exchange for aggregate gross proceeds of at least $1.0 million (including any amounts received upon conversion or cancellation of this Note).

“Next Financing Note Conversion Price” means the per share purchase price paid for the Next Financing Securities (as defined below) by the investors in the Next Financing.

“Next Financing Securities” are the equity securities issued by the Obligor in the Next Financing with such rights, preferences, privileges and restrictions, contractual or otherwise, as the securities issued by the Obligor in the Next Financing.

(a)           Automatic Conversion. If the Obligor consummates the Next Financing before the Maturity Date, then upon the closing of the Next Financing the entire remaining Principal Balance and Accrued Interest of this Note shall be automatically converted into shares of Next Financing Securities at the Next Financing Note Conversion Price.

(b)           Maturity Conversion.

(i)                                    If a Next Financing is not consummated before the Maturity Date, then, on or after the Maturity Date, at the option of Holder in its sole discretion, the Holder may convert the entire remaining Principal Balance and Accrued Interest of this Note (the “Maturity Conversion”) into a number of shares of Common Stock (the “Maturity Conversion Shares”) equal to the amount of the Principal Balance plus the Accrued Interest to be converted divided by the Note Conversion Price.

(ii)                                 In order to exercise the right of Maturity Conversion, Holder shall surrender this Note at the principal office of Obligor and shall give written notice of such exercise, substantially in the form of Appendix 1 attached hereto (the “Conversion Notice”), to Obligor at such office. Such Maturity Conversion shall be deemed to have been effected at the close of business on the date on which such Conversion Notice, duly completed and executed, shall have been given as aforesaid, and, at such time, the entire remaining Principal Balance and Accrued Interest as is subject to such Maturity Conversion shall be applied by Obligor in full payment of the Maturity Conversion Shares to be issued by Obligor to the Holder as a result of the Maturity Conversion and such application shall discharge Obligor from all liability in respect of the Principal Balance and Accrued Interest of this Note, and Holder shall be deemed for all purposes to have become the holder of the Maturity Conversion Shares.

(iii)                              As promptly as practicable, but in no event later than five (5) business days after a Maturity Conversion, (1) Obligor, at its expense, shall cause the Conversion Notice presented by Holder to Obligor, and any other documents necessary for such Maturity Conversion, to be effected and (2) Obligor shall cause the Maturity Conversion Shares to be issued to Holder and shall cause Holder’s name to be entered in Obligor’s shareholders’ registry with respect to such Maturity Conversion Shares. Notwithstanding any provision of this Note to the contrary, no Maturity Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in this paragraph, whereupon such Maturity Conversion shall be deemed to have been effective as of the date the Conversion Notice is given to Obligor; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising its rights as the holder of the Maturity Conversion Shares.

9.                                     Miscellaneous.

(a)                                 Actions by Obligor. Prior to the Maturity Date, any right, option, discretion, obligation, notice, approval, consent, authorization or other action required or permitted to be exercised, performed, given or taken by Obligor or its Board under this Note in order to enforce Obligor’s rights under this Note shall be exercised, performed, given or taken only pursuant to a resolution duly adopted by the Board. Notwithstanding the foregoing, time shall be of the essence with regard to each and every term, condition and obligation of the Obligor under this Note.

(b)                                No Dividends. Obligor shall not pay any dividend or make any distribution on any shares of its capital stock at any time during which any indebtedness under this Note (including, but not limited to, all unpaid principal and all accrued but unpaid interest) remains unpaid.

(c)                                 Issuance of Common Stock; Reservation of Shares. Obligor represents and warrants to Holder that: (i) all shares of Common Stock which may be issued to the Holder hereunder shall, upon issuance pursuant to the terms hereof, be duly authorized, validly issued, fully paid, and non-assessable shares of Common Stock free from all taxes, liens and charges with respect to the issue thereof; and (ii) at all times during which any indebtedness under this Note (including, but not limited to, all unpaid principal and all accrued but unpaid interest) remains unpaid, Obligor shall have authorized, and shall have reserved for issuance, a sufficient number of shares of Common Stock to accommodate Holder’s rights under Sections 2(b) and 8 hereof.

(d)                                Specific Performance. Obligor and Holder acknowledge and agree that in the event of any breach of this Note, the non-breaching party would be irreparably harmed and could not be made whole solely by monetary damages. Obligor and Holder hereby agree that in addition to any other remedy to which any party may be entitled at law or in equity, to the extent permitted by applicable law, Obligor and Holder shall be entitled to obtain an injunction or compel specific performance of this Note in any action instituted in any Court.

(e)                                 Interpretation. The headings and captions in this Note are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof. When used in this Note, (i) the symbol “$” shall refer to the lawful currency of the United States of America and (ii) the words “including” and “include” shall be deemed followed by the words “without limitation.”

(f)                                   Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a reputable commercial overnight delivery service, or (iii) transmitted by facsimile, in each case, sent to the address or telecopier number set forth below. Such notices shall be effective: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender. Any party may change its address and telecopy number by written notice to another party in accordance with this provision, provided that such notice shall be effective only upon receipt.

If to Obligor, to:

Riptide Worldwide, Inc.

200 E. Palm Valley Drive

Second Floor

Oviedo, FL 32765

If to Holder, to:

Matrix Holdings, LLC

1359 Broadway, Suite 600

New York, NY 10018

(g)                                Governing Law; Forum; Service of Process. This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Note. Venue in any and all suits, actions and proceedings between the parties hereto and relating to the subject matter of this Note shall be in the courts located in the State of New York (the “Courts”), which shall have exclusive jurisdiction for such purpose, and Holder and Obligor hereby irrevocably submit to the exclusive jurisdiction of such Courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Holder and Obligor each hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Note or the transactions contemplated hereby.

(h)                                Severability. The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Note in any jurisdiction shall not affect the validity, legality or enforceability of this Note in such jurisdiction or the validity, legality or enforceability of this Note, including any such clause or provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(i)                                    Successors; Assigns; Third-Party Beneficiaries. The provisions of this Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Note nor the rights or obligations of Obligor may be assigned by Obligor without the prior written consent of Holder. Holder may assign its rights or obligations hereunder to any Affiliate, provided that any assignment to an Affiliate which is not a wholly owned subsidiary of the Holder shall be subject to the prior written consent of Obligor which consent shall not be unreasonably withheld or delayed. Any attempted assignment in contravention of this Note shall be null and void and of no effect. This Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any rights or remedies, whether legal or equitable, hereunder.

(j)                                    Amendments. This Note may not be amended, modified or supplemented except in a writing signed by Obligor and Holder.

(k)                                 Waiver. Any waiver (whether express or implied) of any default or breach of or by any party to this Note shall not be effective unless evidenced by a writing signed by the party against which such waiver is sought to be enforced. No such waiver for any purpose shall constitute a waiver of any other or subsequent default or breach, or for any other purpose.

(l)                                    Legality of Interest. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by applicable law. Any sums collected by Holder deemed to be interest in excess of the legal rate shall, at the option of Holder, (a) be returned to Obligor or (b) to the extent permitted by applicable law, be applied by Holder in payment of the outstanding Principal Balance under this Note.

(m)                              Attorneys’ Fees. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Obligor promises and agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees and court costs.

10.                              Definitions.

As used in this Note, the following terms shall have the following meanings:

“Affiliate” has the meaning specified in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Board” means the board of directors of Obligor.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the City of New York, State of New York, United States of America are required or authorized to be closed.

“Common Stock” means the common stock, par value $0.001 per share, of Obligor or the shares of common stock of any entity that succeeds to the business of Obligor, including without limitation, by merger, acquisition or reorganization.

“Conversion Notice” has the meaning specified in Section 8(b)(ii).

“Court” has the meaning specified in Section 9(g).

“Holder” has the meaning specified in the Preamble.

“Issue Date” means the date of first issuance of this Note as first set forth above.

“Maturity Conversion” has the meaning specified in Section 8(b)(i).

“Maturity Conversion Shares” has the meaning specified in Section 8(b)(i).

“Maturity Date” has the meaning specified in Section 1.

“Note” has the meaning specified in the Preamble.

“Note Conversion Price” means $1.00.

“Obligor” has the meaning specified in the Preamble.

“Person” means any individual, firm, corporation, proprietary, public or private company, partnership, limited liability company, public liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Prime Rate” means the rate per annum reported from time to time in The Wall Street Journal or, if not so reported, the prime rate charged by one or more banks in the United States in connection with loans made to customers.

“Principal Amount” has the meaning specified in the Preamble.

“Principal Balance” has the meaning specified in Section 2(a).

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Obligor has caused this Convertible Subordinated Note to be duly executed and delivered as of the date first set forth above.

RIPTIDE WORLDWIDE, INC.

By:

Name:

Title:

APPENDIX 1

Form of

CONVERSION NOTICE

To:   Riptide Worldwide, Inc.

The undersigned registered Holder of the attached Convertible Subordinated Note, dated as of November 21, 2008 (the “Note”), originally executed by Riptide Worldwide, Inc., a company organized under the laws of the State of Nevada (the “Obligor”), in favor of Matrix Holdings, LLC (the “Holder”), hereby irrevocably exercises the option to convert $1,565,000 of the Principal Amount or such lesser amount, or the Principal Balance, as applicable, under the Note into the Maturity Conversion Shares in accordance with the terms of the Note, and directs that the certificates representing such Maturity Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note.

Dated:

Signature(s)